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                                                                       Exhibit 2




                                RESTATED BY-LAWS

                                       OF

                           POLYMEDICA INDUSTRIES, INC.

                       (AS AMENDED THROUGH APRIL 11, 1995)
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                                TABLE OF CONTENTS

ARTICLE I

Meetings of Stockholders                                                       1
         Section  1.       Place                                               1
         Section  2.       Annual Meeting                                      1
         Section  3.       Special Meetings                                    1
         Section  4.       Notice                                              1
         Section  5.       Quorum                                              2
         Section  6.       Adjournment                                         2
         Section  7.       Voting                                              2
         Section  8.       Action by Consent                                   3
         Section  9.       Introduction of Business at Meeting                 3
         Section 10.       Action at Meeting                                   5
         Section 11.       Appointment of Judges of Election                   5
ARTICLE II        Officers and Directors                                       6
         Section  1.       Enumeration and Election of Directors               6
         Section  2.       Enumeration and Election of Officers                7
         Section  3.       Qualifications of Directors and Officers            7
         Section  4.       Removal of Directors and Officers                   7
         Section  5.       Resignation of Directors and Officers               8
         Section  6.       Vacancies                                           8
         Section  7.       Compensation of Directors and Officers              8
ARTICLE III       Meeting of Directors                                         8
         Section  1.       Regular Meetings                                    8
         Section  2.       Special Meetings                                    9
         Section  3.       Notice                                              9
         Section  4.       Quorum                                              9
         Section  5.       Action by Consent                                   9
ARTICLE IV        Powers and Duties of Directors and Officers                 10
         Section  1.       Directors                                          10
         Section  2.       Chairman and President                             10
         Section  3.       Vice Presidents                                    10
         Section  4.       Treasurer                                          11
         Section  5.       Clerk                                              11
         Section  6.       Other Officers                                     11
ARTICLE V         Employment Contracts                                        11
ARTICLE VI        Stock and Transfer Books                                    11
ARTICLE VII       Issue of Authorized Stock                                   13
ARTICLE VIII      Signature of Checks                                         13
ARTICLE IX        Seal and Fiscal Year                                        13
ARTICLE X         Amendment of By-Laws                                        13
ARTICLE XI        Control Share Acquisitions                                  14

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                                RESTATED BY-LAWS

                                       OF

                           POLYMEDICA INDUSTRIES, INC.

                                    ARTICLE I

                            Meetings of Stockholders

      Section 1. Place. Meetings of the stockholders shall be held at the principal office of the corporation in Massachusetts or at such other place as may be named in the notice.

      Section 2. Annual Meetings. The annual meeting of the stockholders shall be held within six months after the end of the fiscal year of the corporation on such date and at such hour and place as the Board of Directors or an officer designated by the Board of Directors shall determine. In the event that no date for the annual meeting is established or such meeting has not been held on the date so determined, a special meeting in lieu of the annual meeting may be held with all of the force and effect of an annual meeting.

      Section 3. Special Meetings. A special meeting of the stockholders may be called at any time by the Chairman of the Board, the President, the Chief Executive Officer or a majority of the Board of Directors. Each call of the meeting shall state the place, date, hour and purposes of the meeting.

      Section 4. Notice. A written notice of the date, place and hour of all meetings of stockholders stating the purposes of the meeting shall be given by the Clerk or an Assistant Clerk (or by any other officer who is entitled to call such a meeting) at least ten (10) days before the meeting to each stockholder entitled to vote thereat and to each stockholder who by law, by the Restated Articles of Organization or these Restated By-Laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Whenever
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notice of a meeting is required to be given a stockholder under applicable law, the Restated Articles of Organization or these Restated By-laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

      Section 5. Quorum. A majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum with respect to that matter, except that if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class, a quorum shall consist of the holders of the number of shares of the stock of the class issued, outstanding and entitled to vote.

      Section 6. Adjournment. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Restated By-laws by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting, if no stockholder is present. It shall not be necessary to notify any stockholder of any adjournment. Any business which could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment of the meeting.

      Section 7. Voting. Stockholders entitled to vote shall have one vote for each share of stock owned by them and a proportionate vote for each fractional share; provided that the corporation shall not directly or indirectly vote any share of its own stock, and provided further that stock shall not be voted if any installment of the subscription therefor has been duly demanded and is overdue and unpaid. Stockholders may vote in person or by written proxy dated not more than six months before the meeting named in the proxy. Proxies shall be filed with the clerk of the meeting, or of any adjourned meeting, before being voted.
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      Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders, Such consents shall be treated for all purposes as a vote at a meeting.

      Section 9. Introduction of Business at Meeting. Except as otherwise provided by law, at any annual or special meeting of stockholders only such business shall be conducted as shall have been properly brought before the meeting. In order to be properly brought before the meeting, such business must have been either (A) specified in the written notice of the meeting (or any supplement thereto) given to stockholders of record on the record date for such meeting by or at the direction of the Board of Directors, (B) brought before the meeting at the direction of the Board of Directors or the chairman of the meeting, or (C) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements. A notice referred to in clause (C) hereof must be delivered personally to or mailed to and received at the principal executive office of the corporation, addressed to the attention of the Clerk, not more than five (5) days after the date of the initial notice referred to in clause
(A) hereof, in the case of business to be brought before a special meeting of stockholders, and not less than thirty (30) days prior to the first anniversary date of the initial notice referred to in clause (A) hereof to the previous year's annual meeting, in the case of business to be brought before an annual meeting of stockholders, provided, however, that such notice shall not be required to be given more than sixty (60) days to an annual meeting of stockholders. Such notice referred to in clause (C) hereof shall set forth (i) a full description of each such item of business proposed to be brought before the meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record,
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held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto, and the written consent of each such nominee to served if elected, and (v) all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto. No business shall be brought before any meeting of stockholders of the corporation otherwise than as provided in this paragraph.

      Notwithstanding the foregoing provisions, the Board of Directors shall not be obligated to include information as to any nominee for director in any proxy statement or other communication sent to stockholders.

      The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting and the defective item of business shall be disregarded.

      Section 10. Action at Meeting. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter), shall decide any matter to be voted on by the stockholders, except when a larger vote is required by law, the Restated Articles of Organization or these Restated By-laws. Any election by stockholders entitled to vote at
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the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

      Section 11. Appointment of Judges of Election. In advance of any meeting of stockholders, the Board of Directors may appoint judges of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may and, on the request of any stockholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three as shall be determined by the Board of Directors, except that, if appointed at the meeting on the request of one or more stockholders or proxies, the holders of a majority of the shares of the corporation present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge.

                                   ARTICLE II

                             Officers and Directors

      Section 1. Enumeration and Election of Directors. The corporation shall have a Board of Directors of not less than three directors, except that whenever there shall be fewer than three stockholders, the number of directors may be less than three but in no event less than the number of stockholders. The number of directors may be decreased at any time and from time to time either by the stockholders or by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors.

      The directors of the corporation shall be divided into three classes, labelled Class I Directors, Class II Directors and Class III Directors, each class to consist of approximately an equal number of directors who shall serve for staggered three-year terms. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member
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of Class III, and if such a fraction is two-thirds, one of the extra directors shall be a member of Class III and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

      At each annual meeting of the stockholders, the successors to the directors of the class whose term shall expire in that year shall be elected to hold office for a term of three years from the date of their election for until their successors shall be duly elected and qualified, provided, however, the initial directors to be elected as Class I Directors, Class II Directors and Class III Directors shall be elected for one year, two years and three years, respectively. In the case of any decrease or increase in the number of directors, the increase or decrease shall be distributed among the several classes as equally as possible, as shall be determined by the affirmative vote of the whole Board of Directors may be enlarged at any time and from time to time by the stockholders or by vote of majority of the directors then in office. Each Director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal for cause.

      Section 2. Enumeration and Election of Officers. The officers of the corporation shall be a President, a Treasurer, a Clerk and such other officers as the directors may from time to time appoint. The directors at their annual meeting in each year shall elect a President, a Treasurer and a Clerk, and may at any time elect such other officers as they shall determine. Except as hereinafter provided, the President, the Treasurer and the Clerk shall hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. Other officers shall serve at the pleasure of the directors.

      Section 3. Qualifications of Directors and Officers. Directors and officers need not be stockholders. No officer need be a director. Two or more offices may be held by the same person. The Clerk shall be a resident of Massachusetts unless a resident agent shall have been appointed pursuant to the Massachusetts Business Corporation Law.
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      Section 4. Removal of Directors and Officers. Directors may be removed from office at any time but only for cause and only by the vote of the holders of two-thirds (66 2/3%) of the shares entitled to vote in the election of directors. Officers elected or appointed by the directors may be removed from their respective offices with or without cause by vote of a majority of the directors then in office. A director or officer may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

      Section 5. Resignation of Directors and Officers. Resignations by officers or directors shall be given in writing to the President, Treasurer, Clerk or directors.

      Section 6. Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the directors present at any meeting of directors at which a quorum is present. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is chosen and qualified or until his earlier death, resignation or removal. Vacancies in any other office may be filled by the directors.

      Section 7. Compensation of Directors and Officers. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.
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                                   ARTICLE III

                            Meeting of the Directors

      Section 1. Regular Meetings. Regular meetings of the directors may be held at such times and places within or without the Commonwealth of Massachusetts as the directors may fix. An annual meeting of the directors shall be held in each year immediately after and at the place of the meeting at which the Board is elected.

      Section 2. Special Meetings. Special meetings of the directors may be held at such times and places within or without the Commonwealth of Massachusetts as may be determined by the directors or by the President. Special meetings of the directors may be called by the President, the Chairman, the Treasurer, or by two or more directors, provided reasonable notice thereof is given to each director by the Clerk or Assistant Clerk, or by the officer or one of the directors calling the meeting.

      Section 3. Notice. No notice need be given for a regular or annual meeting of the directors. Forty-eight hours' notice by mail, telegraph, telephone or word of mouth shall be given for a special meeting unless shorter notice is adequate under the circumstances. A notice or waiver of notice need not specify the purpose of any special meeting. Notice of a meeting need not be given to any director, if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

      Section 4. Quorum. A majority of the directors then in office shall constitute a quorum, but a smaller number may adjourn finally or from time to time without further notice until a quorum is secured. If a quorum is present, a majority of the directors present may take any action on behalf of the Board except to the extent that a larger number is required by law or the Restated Articles of Organization or the Restated By-Laws.
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      Section 5. Action by Consent. Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of directors. Such consents shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE IV

                   Powers and Duties of Directors and Officers

      Section 1. Directors. The business of the corporation shall be managed by the directors, who may exercise all such powers of the corporation as are not by law, by the Restated Articles of Organization or by the Restated By-Laws required to be otherwise exercised. The directors may from time to time to the extent permitted by law delegate any of their powers to committees, officers, attorneys, or agents of the corporation, subject to such limitations as the directors may impose.

      Section 2. Chairman and President. The directors may appoint a Chairman of the Board who, unless otherwise determined by the directors, shall, when present, preside at all meetings of the directors and shall have such other powers and duties as customarily belong to the office of Chairman of the Board or as may be designated from time to time by the directors. The President shall be the Chief Executive Officer of the corporation unless the directors designate another officer, in which event he shall, unless the directors otherwise determine, be the Chief Operating Officer. The Chief Executive Officer shall, subject to the direction of the directors, have general supervision and control of the business of the corporation. Except as provided above regarding the Chairman and unless the directors specify otherwise, the Chief Executive Officer shall preside at all meetings of stockholders and of the directors at which he is present. The President and Chief Executive Officer shall perform such other duties and shall have such other powers as the directors may designate from time to time.

      Section 3. Vice Presidents. The Vice Presidents, if any, shall have such powers and duties as may be designated from time to time by the directors or by the President.
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      Section 4. Treasurer. Except as the directors shall otherwise determine, the Treasurer shall be the Chief Financial and Accounting Officer of the corporation and shall have such other powers and duties as customarily belong to the office of Treasurer or as may be designated from time to time by the directors or by the President.

      Section 5. Clerk. The clerk shall record all proceedings of the stockholders and directors in a book or books to be kept therefor and shall have custody of the seal of the corporation.

      Section 6. Other Officers. Other officers shall have such powers as may be designated from time to time by the directors.

                                    ARTICLE V

                              Employment Contracts

      The corporation may enter into employment contracts authorized by the directors extending beyond the terms of the directors. An employment contract shall be valid despite any inconsistent provision of these Restated By-laws relating to terms of officers and removal of officers with or without cause but shall not affect the authority of the directors to remove officers. Any removal or failure to reelect an officer shall be without prejudice to the officer's contract rights, if any.

                                   ARTICLE VI

                            Stock and Transfer Books

      The corporation shall keep in the Commonwealth of Massachusetts at its principal office (or at an office of its transfer agent or of its Clerk or of its resident agent) stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each. The corporation for all purposes may conclusively presume that the registered holder of a stock certificate is the absolute owner of the shares represented thereby and that his record address is his proper address. The
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directors may fix in advance a time, which shall not be more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such rights, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period.

      If no record date is fixed and the transfer books are not closed:

                  (1) The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.

                  (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the the Board of Directors acts with respect thereto.

                                   ARTICLE VII

                            Issue of Authorized Stock

      Any unissued capital stock from time to time authorized under the Restated Articles of Organization may be issued by vote of the directors.
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                                  ARTICLE VIII

                               Signature of Checks

      All checks drawn of bank accounts of the corporation may be signed on its behalf as authorized from time to time by the directors.

                                   ARTICLE IX

                              Seal and Fiscal Year

      The seal shall be circular in form with the name of the corporation around the periphery and words and figures "Incorporated 1988 Massachusetts" within. The fiscal year shall commence on April 1st of each year.

                                    ARTICLE X

                          Amendment of Restated By-laws

      Subject to the terms of the Restated Articles of Organization of the corporation, as amended, these Restated By-laws may be amended, altered or repealed in whole or in part, and new Restated By-laws may be adopted, by vote of the holders of a majority of the shares of each class of the capital stock outstanding and entitled to vote, except with respect to (a) the provisions of these By-laws governing (i) the staggered Board of Directors, (ii) the removal of directors and (iii) the amendment of these Restated By-laws and (b) any provision of these By-laws which by law, the Restated Articles of Organization or these Restated By-laws requires action by the stockholders, which shall require the vote of the holders of two-thirds (66-2/3%) of the shares of each class of the capital stock outstanding and entitled to vote. Subject to the terms of the Restated Articles of Organization of the corporation, as amended, the directors may also make, amend or repeal these Restated By-laws in whole or in part, except with respect to (a) the provisions of these By-laws governing
(i) the staggered Board of Directors, (ii) the removal of directors and (iii) the amendment of these Restated By-laws and (b) any
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provision of these By-laws which by law, the Restated Articles of Organization or these Restated By-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the Restated By-laws. Subject to the terms of the Restated Articles of Organization of the corporation, as amended, any By-law adopted by the directors may be amended or repealed by the stockholders.

                                   ARTICLE XI

                           Control Share Acquisitions

      Chapter 110D of the Massachusetts General Laws, as it may be amended from time to time, shall not apply to control share acquisitions of the corporation.